Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

     We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-35533, 333-59396 and 333-90382) pertaining to the Kos Pharmaceuticals, Inc. 1996 Stock Option Plan, Registration Statement (Form S-8 No. 333-70317) pertaining to the Kos Pharmaceuticals, Inc. Employee Stock Purchase Plan, and Registration Statement (Form S-8 No. 333-34121) pertaining to Kos Pharmaceuticals, Inc. Issuance of Shares to Employees, of our reports dated March 2, 2005, with respect to the consolidated financial statements and schedule of Kos Pharmaceuticals, Inc., Kos Pharmaceuticals, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Kos Pharmaceuticals, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP
Certified Public Accountants

Miami, Florida,
March 9, 2005